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Exhibit 23.4

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

        Marshall Miller & Associates, Inc. hereby consents to the references to our firm in the Prospectus, which is part of the Registration Statement on Form S-1 of Rhino Resource Partners LP and any amendments thereto. We hereby further consent to the use of information contained in our report, dated as of March 31, 2010, relating to estimates of coal reserves and non-reserve coal deposits.

Marshall, Miller & Associates, Inc.
By:	/s/ PETER LAWSON
Name:	Peter Lawson
Title:	Executive Vice President
Dated: April 30, 2010

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  Exhibit 23.4
CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.